SECURITIES AND EXCHANGE COMMISSION

				Washington, DC 20549


                              FORM 8-K

                           CURRENT REPORT


           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                        EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 10, 2001


			PATRIOT TRANSPORTATION HOLDING, INC.
          (Exact name of registrant as specified in its charter)


Florida				0-17554		      59-2924957
(State or other 		(Commission File Number)   (IRS Employer
jurisdiction of incorporation)	    	   Identification Number)

           801 Art Museum Drive, Jacksonville, Florida  32207
                (Address of principal executive offices)

Registrant's telephone number, including area code (904) 396-5733


The Exhibit Index appears on page 4 of this report.


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ITEM 5.  OTHER EVENTS

The Company announced on August 10, 2001 that it is discontinuing the operations of its third-party agent/owner-operator subsidiary, Patriot Transportation, Inc. The Company expects that its after-tax results for the fourth quarter will be negatively impacted by approximately $2.1 million (which equates to $.66 per diluted share), including restructuring charges relating to the shut down of this subsidiary.

The Patriot Transportation, Inc. subsidiary will cease operations as rapidly as practicable. For the nine months ending
June 30, 2001, this subsidiary had revenues of $18.3 million and pre-tax losses of $1.5 million.

The Company attributed the decision to close this subsidiary to declining margins from the continuing administrative costs that would be required to support this start-up business, sharply higher liability insurance costs and an adverse economic climate.

Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

     (c)    Exhibits:

     99.1 	Press Release dated August 10, 2001.


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					SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 16, 2001 		PATRIOT TRANSPORTATION HOLDING,
					INC.

					/s/ John E. Anderson
					----------------------------------
					John E. Anderson
				      President and
					Chief Executive Officer


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                             EXHIBIT INDEX

EXHIBIT NO.				DESCRIPTION

99.1 			Press Release dated August 10, 2001.









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